EXHIBIT 99.1
ImmunityBio Reports Doubled Net Revenue and 150% Unit Growth in Q1 2025,
With Continued Strong Sales Momentum in First Quarter since J-code
•For the three months ended March 31, 2025—marking the first quarter with a permanent J-code that streamlined billing and reimbursement for prescribing providers—ImmunityBio achieved net product revenue of approximately $16.5 million, representing a 129% increase over $7.2 million in Q4 2024.
•ANKTIVA® unit sales volume in Q1 2025 grew 150% over Q4 2024, with monthly volume in March up 69% over February.
•Nearly 200 urology practices across the United States are in the process of registering for ImmunityBio’s recombinant BCG (rBCG) Expanded Access Program (EAP), reflecting continued progress in ImmunityBio’s efforts to address the Bacillus Calmette-Guérin (BCG) shortage and broaden the market for ANKTIVA.
•At the recent American Urological Association Annual Meeting (AUA 2025), the company announced positive long-term results from the QUILT 3.032 study that showed the longest duration of complete response and highest rate of cystectomy avoidance within the non-muscle invasive bladder cancer (NMIBC) space.
•The Company completed a $75 million equity financing in April 2025 to support ongoing operations.
CULVER CITY, Calif. — May 12, 2025 — ImmunityBio, Inc. (NASDAQ: IBRX), a leading immunotherapy company, today announced certain operational results following approval of the permanent J-code (J9028) in January 2025, as well as its financial results for the first-quarter ended March 31, 2025.
With the issuance of the permanent J-code (J9028) in January 2025, ImmunityBio has seen increased sales momentum supporting a trend of increases month-over-month as well as quarter-over-quarter, with March unit sales volume increasing 69% over February, and Q1 2025 unit sales volume exceeding unit sales volume achieved for all of fiscal year 2024.
ImmunityBio earned net product revenue of approximately $16.5 million during the three-month period ended March 31, 2025, which represented an increase of 129% over the $7.2 million of net revenue earned during the fourth quarter of 2024.
“We are seeing a steady growth in revenue as urologists increase their use of ANKTIVA to treat NMIBC carcinoma in situ (CIS) patients, particularly since we addressed the BCG shortage with the launch of our rBCG EAP in February,” said Richard Adcock, President and CEO of ImmunityBio. “Nearly 200 urological practices are in early stages of implementation or have already begun administering rBCG to patients, many of them in rural areas where patients otherwise would not have access to this treatment. This not only lets us help more patients, it opens a new marketplace for ImmunityBio’s therapies.”
“ANKTIVA’s increasing use by urologists shows the real-world benefits of our unique approach to immunotherapy,” said Dr. Patrick Soon-Shiong, Founder, Executive Chairman, Global Chief Scientific & Medical Officer of ImmunityBio. “We’re making excellent progress in developing our pipeline, and now have multiple sites open for our second-line lung cancer study as well as having submitted an EAP protocol for ANKTIVA for the treatment of lymphopenia. We are confident that we will continue to deliver more advanced treatment candidates based on our solid science.”

ImmunityBio Reports Operational and Financial Results

First-Quarter Ended March 31, 2025 Financial Summary and Comparison to Prior Year Quarter
Product Revenue, Net
Product revenue, net increased $16.5 million during the three months ended March 31, 2025, as compared to the three months ended March 31, 2024, due to sales of ANKTIVA, which was approved in April 2024.
Research and Development Expense
Research and development (R&D) expense decreased $5.1 million to $48.2 million during the three months ended March 31, 2025, as compared to $53.3 million during the three months ended March 31, 2024. The decrease was primarily driven by lower external manufacturing costs, research agreement expenses, stock-based compensation expenses, equipment expenses, and consulting costs.
Selling, General and Administrative Expenses
Selling, general and administrative expense (SG&A) decreased $9.2 million to $32.7 million during the three months ended March 31, 2025, as compared to $41.9 million during the three months ended March 31, 2024. The decrease was due to lower costs related to litigation settlements and commercial consulting activities.
Net Loss Attributable to ImmunityBio Common Stockholders
Net loss attributable to ImmunityBio common stockholders was $129.6 million during the three months ended March 31, 2025, compared to $134.1 million during the three months ended March 31, 2024. The reduction of loss was primarily driven by product revenue, lower R&D and SG&A expense described above, lower related-party interest expense, and changes in the fair value of derivative liabilities, partially offset by changes in the fair value of our related-party convertible note and an increase in interest expense related to the revenue interest liability.
Cash and Marketable Securities Position
As of March 31, 2025, on a pro forma basis, the Company had consolidated cash and cash equivalents, and marketable securities of $136.4 million after giving effect to net proceeds of $74.8 million from an equity financing in April.

ImmunityBio Reports Operational and Financial Results

ImmunityBio, Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
(Unaudited; in thousands, except per share amounts)	2025	2024

Revenue
Product revenue, net	$16,509	$—
Other revenues	8	40
Total revenue	16,517	40
Operating costs and expenses
Cost of sales	58	—
Research and development	45,976	51,322
Research and development – related parties	2,258	2,029
Selling, general and administrative	31,977	41,454
Selling, general and administrative – related parties	677	431
Total operating costs and expenses	80,946	95,236
Loss from operations	(64,429)	(95,196)
Other income (expense), net:
Interest and investment income, net	887	3,099
Change in fair value of warrant and derivative liabilities, and related-party convertible notes	(37,452)	(4,526)
Interest expense – related party	(15,313)	(29,458)
Interest expense related to revenue interest liability	(13,534)	(8,004)
Interest expense	(18)	(25)
Other expense, net	(41)	(20)
Total other expense, net	(65,471)	(38,934)
Loss before income taxes and noncontrolling interests	(129,900)	(134,130)
Income tax expense	234	—
Net loss	(129,666)	(134,130)
Net loss attributable to noncontrolling interests, net of tax	(20)	(21)
Net loss attributable to ImmunityBio common stockholders	$(129,646)	$(134,109)

Net loss per ImmunityBio common share – basic	$(0.15)	$(0.20)
Net loss per ImmunityBio common share – diluted	$(0.15)	$(0.20)
Weighted-average number of common shares used in computing net loss per share – basic	853,162	672,831
Weighted-average number of common shares used in computing net loss per share – diluted	853,162	672,831

ImmunityBio Reports Operational and Financial Results

ImmunityBio, Inc.
Selected Balance Sheet Data

(Unaudited; in thousands)	March 31, 2025		December 31, 2024

Cash and cash equivalents, and marketable securities	$136,361	(a)	$149,809
Total assets	303,759		382,933
Total related-party debt	485,717		461,877
Revenue interest liability	296,287		284,404
Total liabilities	894,241		871,062
Total ImmunityBio stockholders’ deficit	(591,431)		(489,098)
Total liabilities and stockholders’ deficit	303,759		382,933
_______________
(a)Cash and cash equivalents, and marketable securities presented in the table above include $61,591 held as of March 31, 2025 and the pro forma effect of net proceeds of $74,770 from an equity financing in April.
ImmunityBio, Inc.
Summary Reconciliations of Cash Flows

	Three Months Ended March 31,
(Unaudited; in thousands)	2025	2024

Cash (used in) provided by:
Net cash used in operating activities	$(85,905)	$(106,982)
Net cash provided by (used in) investing activities	4,129	(35,622)
Net cash (used in) provided by financing activities	(982)	10,225
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(10)	(39)
Net change in cash and cash equivalents, and restricted cash	(82,768)	(132,418)
Cash and cash equivalents, and restricted cash, beginning of period	143,912	265,787
Cash and cash equivalents, and restricted cash, end of period	$61,144	$133,369

ImmunityBio Reports Operational and Financial Results

About ANKTIVA
The cytokine interleukin-15 (IL-15) plays a crucial role in the immune system by affecting the development, maintenance, and function of key immune cells—NK and CD8+ killer T cells—that are involved in killing cancer cells. By activating NK cells, ANKTIVA overcomes the tumor escape phase of clones resistant to T cells and restores memory T cell activity with resultant prolonged duration of complete response.
ANKTIVA is a first-in-class IL-15 receptor superagonist IgG1 fusion complex, consisting of an IL-15 mutant (IL-15N72D) fused with an IL-15Rα, which binds with high affinity to IL-15 receptors on NK, CD4+, and CD8+ T cells. This fusion complex of ANKTIVA, which confers stability and longer half-life than recombinant or native IL-15, mimics the natural biological properties of the membrane-bound IL-15Rα, delivering IL-15 by dendritic cells and drives the activation and proliferation of NK cells with the generation of memory killer T cells that have retained immune memory against these tumor clones. The proliferation of the trifecta of these immune killing cells and the activation of trained immune memory results in immunogenic cell death, inducing a state of equilibrium with durable complete responses. ANKTIVA has improved pharmacokinetic properties, longer persistence in lymphoid tissues, and enhanced anti-tumor activity compared to native, non-complexed IL-15 in-vivo.
ANKTIVA was approved by the FDA in 2024 for use in the United States with BCG for the treatment of adult patients with BCG-unresponsive non-muscle invasive bladder cancer with CIS with or without papillary tumors. For more information, visit ImmunityBio.com (Founder’s Vision) and Anktiva.com.
About ImmunityBio
ImmunityBio is a vertically-integrated commercial stage biotechnology company developing next-generation therapies and vaccines that bolster the natural immune system to defeat cancers and infectious diseases. The Company’s range of immunotherapy platforms, alone and together, act to drive an immune response with the goal of creating durable immune memory generating safe protection against disease. We are applying our science and platforms to treating cancers, including the development of potential cancer vaccines, as well as developing immunotherapies and cell therapies that we believe sharply reduce or eliminate the need for standard high-dose chemotherapy. These platforms and their associated product candidates are designed to be more effective, accessible, and easily administered than current standards of care in oncology and infectious diseases. For more information, visit ImmunityBio.com (Founder’s Vision) and connect with us on X (Twitter), Facebook, LinkedIn, and Instagram.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding future operating results and prospects, commercialization activities, momentum and market data, market access initiatives and coverage under medical reimbursement policies, participation by urology practices in ImmunityBio’s rBCG EAP, the expectation that the rBCG EAP will enable ImmunityBio to reliably bring an alternative source of BCG to patients in the U.S., the lymphopenia EAP submission and timing thereof and potential results therefrom, the related anticipated BLA submission and timing thereof, clinical trial enrollment, data and potential results to be drawn therefrom, the development of therapeutics for cancer and infectious diseases, potential benefits to patients, potential treatment outcomes for patients, the described mechanism of action and results and contributions therefrom, potential future uses and applications of ANKTIVA for the reversal of lymphopenia and use in combination with checkpoint inhibitors or in cancer vaccines and across multiple tumor types, and ImmunityBio’s approved product and investigational agents as compared to existing treatment options, among others. Statements in this press release that are not statements of historical fact are considered forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “goal,” “could,” “estimates,” “scheduled,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “indicate,” “projects,” “is,” “seeks,” “should,” “will,” “strategy,” and variations of such words or similar expressions. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. Forward-looking statements are neither forecasts, promises nor guarantees, and are

ImmunityBio Reports Operational and Financial Results

based on the current beliefs of ImmunityBio’s management as well as assumptions made by and information currently available to ImmunityBio. Such information may be limited or incomplete, and ImmunityBio’s statements should not be read to indicate that it has conducted a thorough inquiry into, or review of, all potentially available relevant information. Such statements reflect the current views of ImmunityBio with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about ImmunityBio, including, without limitation, (i) risks and uncertainties regarding commercial launch execution, success and timing, (ii) risks and uncertainties related to the regulatory submission, filing and review process and the timing thereof with respect to the U.S. Food and Drug Administration (FDA), European Medicines Agency (EMA), Medicines and Healthcare products Regulatory Agency (MHRA) and other regulatory agencies, (iii) risks and uncertainties regarding market access initiatives and timing, (iv) whether the FDA will permit the resubmission of the NMIBC papillary supplemental Biologics License Application (sBLA) and the requirements thereof, and whether the FDA will accept the recently submitted EAP for lymphopenia, (v) uncertainties regarding the timeline of the FDA’s review of these submissions even if accepted for review and filing, (vi) whether the FDA will ultimately approve the sBLA, or other submissions in a timely matter, or at all, of which there can be no assurance, (vii) risks and uncertainties regarding changes in personnel at the FDA and limited resources at the FDA and potential delays associated therewith, (viii) whether clinical trials will result in registrational pathways and the risks and uncertainties regarding the regulatory submission, filing, review and approval process, (ix) whether clinical trial data will be accepted by regulatory agencies, (x) whether ImmunityBio’s previously announced regenerative medicine advanced therapy (RMAT) designation will lead to an accelerated review or approval, of which there can be no assurance, (xi) the ability of ImmunityBio to fund its ongoing and anticipated clinical trials, (xii) the ability of ImmunityBio to continue its planned preclinical and clinical development of its development programs through itself and/or its investigators, and the timing and success of any such continued preclinical and clinical development, patient enrollment and planned regulatory submissions, (xiii) potential delays in product availability and regulatory approvals, (xiv) the risks and uncertainties associated with third-party collaborations and agreements, including that with Serum Institute of India, (xv) ImmunityBio’s ability to retain and hire key personnel, (xvi) ImmunityBio’s ability to obtain additional financing to fund its operations and complete the development and commercialization of its various product candidates, (xvii) potential product shortages or manufacturing disruptions that may impact the availability and timing of product, (xviii) ImmunityBio’s ability to successfully commercialize its approved product and product candidates, (xix) ImmunityBio’s ability to scale its manufacturing and commercial supply operations for its approved product and future approved products, and (xx) ImmunityBio’s ability to obtain, maintain, protect, and enforce patent protection and other proprietary rights for its product candidates and technologies. More details about these and other risks that may impact ImmunityBio’s business are described under the heading “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on March 3, 2025, and in subsequent filings made by ImmunityBio with the SEC, which are available on the SEC’s website at www.sec.gov. ImmunityBio cautions you not to place undue reliance on any forward looking statements, which speak only as of the date hereof. ImmunityBio does not undertake any duty to update any forward-looking statement or other information in this press release, except to the extent required by law.
Investors
Hemanth Ramaprakash, PhD, MBA
ImmunityBio, Inc.
+1 858-746-9289
Hemanth.Ramaprakash@ImmunityBio.com
Media
Sarah Singleton
ImmunityBio, Inc.
+1 415-290-8045
Sarah.Singleton@ImmunityBio.com